Exhibit 10.1

Code of Ethics

OVERVIEW

MicroChannel Technologies Corporation (“MicroChannel”) has adopted a Code of Ethics that applies to all Officers, Directors, and Employees of the company and its affiliates (herein collectively referred to as, “Employee” or “Employees”).

In so doing, this Code of Ethics demands the highest standards of business conduct required of all Employees.

The Code is part of MicroChannel’s ongoing effort to comply with applicable laws and have an effective program in place to prevent and detect violations of law; this code is an effort to train and educate MicroChannel Employees about ethical business practices.

OBJECTIVE

A key MicroChannel objective is to conduct business operations in the most ethical manner possible. MicroChannel cares about its Employees, shareholders, clients, suppliers and the communities in which it conducts business operations. During the course of meeting its business objectives, MicroChannel believes that it is essential for all Employees to understand and comply with the Code of Ethics and in so doing, participate in MicroChannel’s way of operating its business.

STANDARD OF CONDUCT

MicroChannel insists that all aspects of its business operations be conducted with honesty, integrity, fairness and with respect for those affected by its business activities. Similarly, MicroChannel expects the same in its relationships among those with whom it does business.

All Employees are expected to maintain and promote integrity and honesty in all business transactions. Employees must conduct themselves according to the highest ethical standards and are expected to apply ethical business practices in the administrative and financial affairs of MicroChannel business operations.

There is no Code of Ethics that can expect to define suitable behavior for each situation, nor should it seek to do so. As such, Employees are expected to exercise vigilance and make considered judgment of what is right and proper in any particular situation.

While carrying out the business operations of MicroChannel, Employees are expected to be accountable, truthful, trustworthy, conscientious, and committed to the highest standards of ethical business practices. As such, Employees are required to avoid all impropriety as well as the appearance of impropriety when conducting MicroChannel business operations.

ACCURACY AND COMPLETENESS OF ACCOUNTING RECORDS

MicroChannel’s accounting and supporting documents must accurately and completely describe and represent the nature and result of MicroChannel’s business operations. The results and activities of MicroChannel’s operations must be presented in a fair and unbiased manner.

MicroChannel business transactions must be appropriately authorized as well as completely and accurately recorded on the Company’s books. Proposed budgets, financial assessments, evaluations and fiscal presentations must fairly present all information relevant to the business transaction. Furthermore, at no time will the Company establish or maintain cash funds or asset accounts which are unrecorded.

Misappropriation, wrongful allocation, or improper use of the Company’s assets and property, or the false entry to records and reports by any Employee or by others must be reported to Board of MicroChannel.

ACCURATE AND TIMELY COMMUNICATION

MicroChannel expects Employees to be completely truthful and forthright in all internal and external interactions and communications, whether with shareholders, clients, government agencies, or others.

Employees will ensure that all statements are accurate and complete with no misrepresentations which may mislead or misinform. In all cases, Employees are expected to provide full, prompt and accurate disclosure to governmental agencies.

MAINTAINING AND RETAINING RECORDS

In order to maintain the security and integrity of MicroChannel’s record-keeping and reporting systems, all Employees must adhere to applicable records retention procedures and fully understand how to document and transact entries that fall within their jurisdiction.

All Employees are expected to comply fully with audits and provide timely response to requests for records or other materials from or on behalf of MicroChannel auditors or management.

COMPLYING WITH THE LAW

MicroChannel Employees are expected to fully comply with both the letter and the spirit of the laws and regulations of the countries in which the Company conducts business.

MicroChannel Employees are expected to act in accordance with the accepted business practices in commercial markets and adhere to the contractual terms and conditions applicable to any business transaction.

All Employees must commit to abiding by all applicable laws and regulations.

The breach of rules, regulations, ethical standards, and laws cannot be justified by the pursuit of profit or the departure from acceptable practice by competitors.

INSIDER TRADING

MicroChannel Employees are strictly prohibited by law from buying or selling the Company’s shares or any other public security as a result of inside information.

Furthermore, it is against the law and unethical to provide such information about MicroChannel to other individuals or companies so that they may gain.

In accordance with the Code of Ethics, Employees are strictly prohibited from trading in shares of MicroChannel, clients or suppliers as a result of any inside information.

ENVIRONMENTAL ISSUES

MicroChannel is committed to running its business in an environmentally sound and sustainable manner. MicroChannel’s objective is to ensure that its business operations have the minimum adverse environmental impact commensurate with the legitimate needs of its business operations.

DISCLOSURE OF PERSONAL INTEREST

MicroChannel Employees are expected to fully disclose any personal interest(s) which could impinge or might reasonably be considered by others to conflict with their business dealings with industry.

MicroChannel Employees must not engage in personal activities and financial interests that may conflict with their responsibilities and obligations to the Company or give assistance to competitors, in conflict with the interests of MicroChannel or its clients.

Under all circumstances, Employees must obtain the formal consent of MicroChannel management if they intend to become partners, shareholders, or Directors, or participants in companies outside the MicroChannel corporate structure.

PERSONAL DISCRETION AND CONFIDENTIALITY

At all times, Employees are expected to respect the confidentiality of information received during the course of business dealings and must never use such information for personal benefit or gain.

Employees are expected to give information during the course of business which is truthful, complete and fair and never intended to mislead.
Employees cannot disclose MicroChannel trade secrets, confidential or proprietary information, or any other such information without the written, formal authorization of management. Such information may not be disclosed as a means of making profit, gains or benefits.

At no time can Employees use Internet bulletin boards, chat rooms, messaging services, or other electronic systems to discuss issues, affairs, or opinions related to MicroChannel or any of its industries, or to respond to comments about the Company. MicroChannel considers electronic postings to be the same as “speaking to the media”.

FAIR COMPETITION

MicroChannel is committed to vigorous yet fair competition and supports the development of appropriate competition laws. Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.

COMPLIANCE WITH THE COMPANY’S CODE OF ETHICS

MicroChannel’s Board of Directors is responsible for ensuring that the standards outlined in the Code of Ethics are fully communicated to all Employees and are similarly understood and adhered to.

Should the Company experience loss of business as a result of adhering to the Code of Ethics, the Board of Directors will not criticize, condemn or complain.

Likewise, should a real or suspected breach of the Company’s Code of Ethics be brought to the attention of the Company, the Board of Directors will ensure that the reporting Employee does not suffer as a consequence of doing so.

The Company’s Code of Ethics are reflective of MicroChannel’s ethical standards and expectations. Accordingly, Employees are expected to fulfill the Company’s ethical commitments in a way that is clearly visible to all those with whom MicroChannel conducts its business.

At all times, Employees are expected to fully comply with the standards established in the Code of Ethics and ensure that their personal conduct is always above reproach.

MicroChannel expects each Employee to ensure that the conduct of others around him or her is in compliance with the Code of Ethics and that any breach of the same is duly reported to management.

All breaches of the law or violations of regulations and the standards of conduct listed in this Code of Ethics may lead to serious consequences for the Employee concerned; MicroChannel Employees have a legal, moral, and ethical duty to report any such real or suspected violation to the Board of Directors and regulatory authorities.

“CODE OF ETHICS” ENFORCEMENT

MicroChannel Employees understand and acknowledge that a breach of the Code of Ethics can result in severe disciplinary action, including but not necessarily limited to termination.

The Company’s Code of Ethics will be fairly enforced at all levels, without prejudice.

ANNUAL ACKNOWLEDGEMENT

Each Employee will be required to sign a statement annually that he or she has read and understands MicroChannel’s Code of Ethics. This statement will also require that the Employee state that he or she is in full compliance with the Code.

EMPLOYEE CERTIFICATION AND ACKNOWLEDGEMENT

I acknowledge and certify that I have read and understood the information set forth in the Code of Ethics of MicroChannel Technologies, Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of MicroChannel’s Code of Ethics.

Date:___________________________________
Name (print):___________________________________
Position:___________________________________
Address:___________________________________
Signature:___________________________________